Exhibit 10.19

Dated: July 2024

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

KOMAINU (JERSEY) LIMITED

KOMAINU

and

COINSHARES DIGITAL SECURITIES LIMITED

and

COINSHARES (JERSEY) LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED

Fifth Amendment Agreement to the
Cryptocurrency Custody Agreement
dated 21 December 2020

This agreement is dated July 2024

(1)	KOMAINU (JERSEY) LIMITED a private limited company incorporated under the laws of Jersey, Channel Islands (with registered number 127169) having its registered address at 3rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (“Komainu” or the “Custodian”);

(2)	COINSHARES DIGITAL SECURITIES LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 127061) having its registered address at 2rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Company” or the “Client”);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 102184) having its registered address at 2rd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”);

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England and Wales (with company number 01675231), with a registered office address of 8th Floor, 100 Bishopsgate, London EC2N 4AG, England (the “Trustee”), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined in the Original Agreement) as trustee for the Security Holders (as defined in the Trust Instrument); and

(5)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey, the Channel Islands (with registered number 122384) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Staking Agent”).

(together, the “Parties”, each of the same, a “Party”).

WHEREAS

(A)	The Parties have entered into a Cryptocurrency Custody Agreement dated 21 December 2020 as amended by an amendment agreement dated 21 December 2021, a second amendment agreement dated 11 March 2022, a third amendment agreement dated 3 March 2023, and a fourth amendment agreement dated 18 October 2023 (as so amended, the “Original Agreement”), which establishes an overall contractual framework for the provision and delivery of cryptocurrency custody services.

(B)	Appendix 6 of the Original Agreement governs Komainu’s provision of its legacy staking services. Appendix 7 of the Original Agreement governs Komainu’s provision of vault staking services.

(C)	The Parties now wish to amend the Original Agreement to reflect updated staking commercial terms.

Agreed terms

1.	Definitions and interpretation

1.1	Terms defined in the Original Agreement shall have the same meaning when used in this agreement, unless defined below.

1.2	The rules of interpretation of the Original Agreement shall apply to this agreement as if set out in this agreement.

1.3	Unless the context otherwise requires, references in the Original Agreement to “this agreement” shall be to the Original Agreement as amended by this agreement.

1.4	In this agreement:

(a)	any reference to a “clause” is, unless the context otherwise requires, a reference to a clause of this agreement; and

(b)	clause headings are for ease of reference only.

2.	Amendments to the Original Agreement

2.1	Paragraph 4.3(b) of Appendix 6: Legacy Staking Services shall be amended by adding “and paragraph 4.9” after “the Fees set out in paragraph 4.6”.

2.2	A new Paragraph 4.9 of Appendix 6: Legacy Staking Services is added as follows: [***]

2.3	[***]

2.4	Annex B: Eligible Assets to Appendix 7: Vault Staking Services, shall be amended by the addition of ALGO and MATIC to the list of Eligible Assets.

3.	Continuity

The provisions of the Original Agreement shall, save as amended in this agreement, continue in full force and effect, and shall be read and construed as one document with this agreement.

4.	Miscellaneous

4.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

4.2	Any signature to this agreement transmitted or given by electronic means shall be deemed an original signature and, accordingly, be binding upon the Parties hereto to the same extent and with the same force and effect as an original (wet-ink) signature.

5.	Governing law and jurisdiction

5.1	This agreement and any matter, claim or dispute arising out of, or in connection with, its subject-matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England & Wales.

5.2	The Parties agree that the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and that accordingly any suit, action or proceedings arising out of or in connection with this agreement (together referred to as “Proceedings”) may be brought in the courts of England. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

5.3	The Company irrevocably appoints CoinShares Capital Markets (UK) Limited, whose registered office is at 1st Floor 3 Lombard Street, London, England, EC3V 9AQ, (the “Company Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Company in connection with any Proceedings. If for any reason the Company Service Agent is unable to act as such, the Company will promptly notify the Custodian and within 14 calendar days appoint a substitute agent for service of process acceptable to the Custodian.

The Custodian irrevocably appoints Komainu UK Limited, whose registered office is at 1 Angel Lane London EC4R 3AB, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

5.4	The Custodian acknowledges that, pursuant to the Security Deed (as amended), the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed (as amended)) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in the Original Agreement as amended by this agreement to the extent that the same relates to such class.

This agreement has been entered into on the date stated at the beginning of it.

For and on behalf of

KOMAINU (JERSEY) LIMITED

/s/ Susan Patterson
Name: Susan Patterson
Position: Director

For and on behalf of

COINSHARES DIGITAL SECURITIES LIMITED

/s/ Michael Fox
Name: Michael Fox
Position: Director

For and on behalf of

COINSHARES (JERSEY) LIMITED

/s/ Charles Butler
Name: Charles Butler
Position:. Director

For and on behalf of

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED

/s/ Luc Guillou
Name: Luc Guillou
Position: Director